AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 2000

                                                      Registration No. 333-51764

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM S-3/A-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             PYR ENERGY CORPORATION
                    -----------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                      ------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   95-4580642
                          -----------------------------
                      (I.R.S. Employer Identification No.)

                            1675 Broadway, Suite 1150
                             Denver, Colorado 80202
                                 (303) 825-3748
                   ------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                              D. Scott Singdahlsen
                            1675 Broadway, Suite 1150
                                Denver, CO 80202
                                 (303) 825-3748
               ---------------------------------------------------
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent For Service)

                                   Copies to:
                           Alan L. Talesnick, Esquire
                           Francis B. Barron, Esquire
                                Patton Boggs LLP
                         1660 Lincoln Street, Suite 1900
                             Denver, Colorado 80264
                                 (303) 830-1776


Approximate date of commencement of proposed sale to the public: From time to time after effective date of this Registration Statement as determined by the Company.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]___________.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                EXPLANATORY NOTE


     PYR Energy Corporation has prepared this Amendment No. 1 for the purpose of filing with the Securities And Exchange Commission Exhibit No. 5 to the Registration Statement. Amendment No. 1 does not modify any provisions of the Prospectus or Part II to the Registration Statement other than with respect to the inclusion of Exhibit No. 5. Accordingly, the Prospectus and Part II have not been included in this filing.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado, on December 19, 2000.

                                PYR ENERGY CORPORATION



                                By:   /s/ D. Scott Singdahlsen
                                   ---------------------------------------------
                                   D. Scott Singdahlsen, Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, the Registration Statement was signed by the following persons in the capacities and on the dates indicated.


              Signatures                             Title                               Date
              ----------                             -----                               ----

  /s/ D. Scott Singdahlsen              Chief Executive Officer (Principal          December 19, 2000
-------------------------------         Executive Officer); President; and
D. Scott Singdahlsen                    Chairman Of The Board


  /s/ D. Scott Singdahlsen*             Director                                    December 19, 2000
-------------------------------
Keith F. Carney


  /s/ D. Scott Singdahlsen*             Director                                    December 19, 2000
-------------------------------
S.L. Hutchison


  /s/ D. Scott Singdahlsen*             Director                                    December 19, 2000
-------------------------------
Bryce W. Rhodes


  /s/ Andrew P. Calerich                Chief Financial Officer (Principal          December 19, 2000
-------------------------------         Financial Officer and Principal
Andrew P. Calerich                      Accounting Officer); Vice President;
                                        and Secretary



*        As attorney-in-fact.

                                  EXHIBIT INDEX

     The following is a complete list of Exhibits filed as part of this Registration Statement, which Exhibits are incorporated herein.

Number   Description
------   -----------

**1.1 Form of Underwriting Agreement between the Company and the Underwriter(s) with respect to the Securities.

**1.2    Form of Agency Agreement.

**1.3    Form of Distribution Agreement.

**4.1    Form of Designating Amendment for Preferred Stock.

**4.2    Form of Deposit Agreement.

**4.3    Form of Warrant Agreement between the Company and the Warrant Agent.

*5 Opinion of Patton Boggs LLP regarding legality of securities being registered.

*23.1    Consent of legal counsel (included in Exhibit No. 5)

***23.2  Consent of Wheeler Wasoff, P.C.

***24.1  Power of Attorney (included in Part II of Registration Statement).



*        Filed herewith.
** To be filed either by amendment or as an exhibit to a report of the Company filed pursuant to the Securities Exchange Act of 1934, as amended and incorporated.
***      Previously filed.